Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Inari Medical, Inc.

at

$80.00 per share in cash

pursuant to the Offer to Purchase

dated January 17, 2025

by

Eagle 1 Merger Sub, Inc.

a wholly owned subsidiary of

Stryker Corporation

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 18, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated January 17, 2025 (the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, collectively the “Offer”) in connection with the offer by Eagle 1 Merger Sub, Inc., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Stryker Corporation, a Michigan corporation (“Parent”), to purchase all issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Inari Medical, Inc., a Delaware corporation (“Inari”), for $80.00 per Share, net to the seller, in cash, without interest and subject to any applicable tax withholding (the “Offer Consideration”), upon the terms and subject to the conditions of the Offer. Also enclosed is Inari’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

1.	The Offer Consideration is $80.00 per Share, net to the seller, in cash, without interest and subject to any applicable tax withholding, upon the terms and subject to the conditions of the Offer.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 6, 2025, by and among Parent and Inari and, from and after its execution and delivery of a joinder thereto on January 7, 2025, Offeror (as may be amended or supplemented from time to time, the “Merger Agreement”). The Merger Agreement provides that, among other things, following the completion of the Offer and the satisfaction or waiver of the conditions set forth in the Merger Agreement, Offeror will merge with and into Inari (the “Merger”), with Inari continuing as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time of the Merger, each outstanding Share (other than Shares (i) owned by Inari or any wholly owned subsidiary of Inari as treasury stock or otherwise, (ii) owned, directly or indirectly, immediately prior to the Merger Effective Time, by Parent or Offeror or any wholly owned subsidiary of Parent, or (iii) owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be automatically converted into the right to receive the Offer Consideration. The Merger Agreement is more fully described in Section 13 of the Offer to Purchase.

4.

The Board of Directors of Inari (the “Inari Board”) has unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Inari and its stockholders; (ii) duly authorized and approved the execution, delivery and performance by Inari of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger; (iii) resolved that the Merger Agreement and the Merger will be effected pursuant to Section 251(h) of the DGCL and that the Merger will be consummated as soon as practicable following the time the Offeror accepts tendered Shares for payment; (iv) declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; and (v) recommended that holders of Shares accept the Offer and tender their Shares to Offeror pursuant to the Offer. Inari has been advised that all of its directors and executive officers currently intend to tender, or cause to be tendered pursuant to the Offer, all of their transferrable Shares held of record and beneficially owned by such persons immediately prior to the expiration of the Offer. The foregoing does not include any Shares over which, or with respect to which, any such executive officer or director acts in a fiduciary or representative capacity or is subject to the instructions of a third party with respect to such tender.

5.

The Offer and withdrawal rights expire at one minute following 11:59 p.m., New York City time, on February 18, 2025, unless the Offer is extended or earlier terminated as permitted by the Merger Agreement (as it may be extended, the “Expiration Time”).

6.	The Offer is not subject to any financing condition. The conditions to the Offer are described in Sections 15 and 16 of the Offer to Purchase.

7.

If you hold your Shares directly as the registered owner (i.e., a stock certificate or book-entry stock has been issued to you) and you directly tender your shares to the Offeror in the Offer, you will not have to pay brokerage fees or similar expenses. If you own your shares through a broker, dealer, commercial bank, trust company or other nominee, and your broker, dealer, commercial bank, trust company or other nominee tenders your shares on your behalf, they may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. See the “Introduction” of the Offer to Purchase.

8.

Any stock transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by Parent, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding at a current rate of 24% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us or our nominees tender any or all of your Shares, please complete, sign, detach and return the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form.

Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Offeror.

Nothing contained herein or in the enclosed documents shall render you the agent of Offeror, Parent, Inari, the Information Agent (as defined in the Offer to Purchase), or the Depository (as defined in the Offer to Purchase) or any affiliate of any of them or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the Offer other than the enclosed documents and the statements contained therein.

Instruction Form with Respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Inari Medical, Inc.

at

$80.00 per share in cash

pursuant to the Offer to Purchase

dated January 17, 2025

by

Eagle 1 Merger Sub, Inc.

a wholly owned subsidiary of

Stryker Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 17, 2025 and the related Letter of Transmittal (collectively, as may be amended or supplemented from time to time, the “Offer”), in connection with the offer by Eagle 1 Merger Sub, Inc., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Stryker Corporation, a Michigan corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Inari Medical, Inc., a Delaware corporation (“Inari”), for $80.00 per Share, net to the seller, in cash, without interest and subject to any applicable tax withholding.

The undersigned hereby instruct(s) you to tender to Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by Offeror in its sole discretion.

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the expiration of the Offer.

Number of Shares to be Tendered:		SIGN HERE

Shares*
Signature(s)
Dated
Name(s) (Please Print)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.